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                 SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C. 20549

                                Form 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                         ENCORE VENTURES, INC.
                         ---------------------
        (Exact name of registrant as specified in its charter)


Nevada                                    98-0218912
-------                                   -----------
(State of incorporation                  (I.R.S. Employer
or organization)                          Identification No.)

William Iny                               SEC File No. 333-41590
5709 Hudson Street
Vancouver, British Columbia               V6M 2Z2
----------------------------              --------
 (Address of principal                    (Zip Code)
  executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class          Name of each exchange of which
            to be so registered          each class is to be registered

            Not Applicable               Not Applicable
            --------------               --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Form SB-2; File No. 333-41590 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value of $0.001
                     ---------------------------------
                             (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-41590) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER                DESCRIPTION
------------          --------------------
3.1                   Articles of Incorporation*
3.2                   By-Laws*
4.1                   Share Certificate*
5.1                   Opinion of Cane & Company, LLC, with consent to use*
10.1                  Option Agreement*
10.2                  Management Agreement*
10.3                  Management Extension Agreement dated December 1, 2000*
10.4                  Option Extension Agreement dated December 20, 2000*
23.1                  Consent of Morgan & Company*
23.2                  Consent of Mr. Glen C. Macdonald to be named in
                      prospectus*

------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: April 19, 2001

                        ENCORE VENTURES, INC.

                        By: /s/ William Iny
                           ---------------------
                           William Iny, President



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